Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Zerenex™ Phase 3 Data Presented at the 2013 World Congress of Nephrology

NEW YORK, June 3 /PRNewswire-FirstCall/ — Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced the presentation of updated efficacy and safety data from the Phase 3 long-term clinical trial of Zerenex (ferric citrate), the Company’s ferric iron-based phosphate binder drug candidate for the treatment of elevated serum phosphorus levels, or hyperphosphatemia, in patients with end-stage renal disease (ESRD) on dialysis. Dr. Julia Lewis, Professor of Medicine, Department of Nephrology, Vanderbilt University School of Medicine, and member of the Executive Committee of the Collaborative Study Group, and Study Chair of the Zerenex Phase 3 registration program, presented the updated dataset from the study entitled “A 58-Week Safety and Efficacy Trial of Ferric Citrate in Patients With ESRD on Dialysis,” in a symposium held earlier today in Hong Kong, during the 2013 World Congress of Nephrology (WCN) and a poster presented yesterday, Sunday, June 2, 2013.

Study Design

This Phase 3 long-term study was a multicenter, randomized, open-label, safety and efficacy clinical trial in 441 ESRD patients on hemodialysis or peritoneal dialysis. The study consisted of a 2-week washout period followed by a 52-week Safety Assessment Period (SAP) in which subjects were randomized 2:1 to receive either Zerenex or an active control (Renvela® [sevelamer carbonate] and/or Phoslo® [calcium acetate]). The 52-week SAP was followed by a 4-week Efficacy Assessment Period (EAP). During the EAP, only those subjects randomized to treatment with Zerenex during the SAP, and completed the 52-week SAP, were randomized in a 1:1 ratio to either continue treatment with Zerenex or switch to placebo for a 4-week treatment period. Subjects were titrated during the study to achieve normal serum phosphorus levels of 3.5 to 5.5 mg/dL. Zerenex was administered using a 1 gram oral caplet formulation.

Oral iron therapy was not permitted during the course of the study. Intravenous (IV) iron therapy was not permitted if a subject’s serum ferritin level was greater than 1,000 ng/mL or transferrin saturation (TSAT) was greater than 30%. The use of erythropoiesis-stimulating agents (ESAs) was at the physician’s discretion.

Study Efficacy Results

Dr. Lewis’ presentation confirmed that Zerenex met the pre-defined primary and key secondary endpoints, highlighting that Zerenex is an efficacious and safe oral phosphate binder that controls serum phosphorus, increases iron stores as measured by serum ferritin and TSAT, and reduces the use of IV iron and ESAs, while sustaining hemoglobin as compared to the active control group.

The following results from the study were presented in the oral presentation given by Dr. Lewis on Monday, June 3, 2013 (Hong Kong time) at the WCN.

Table 1 – Primary Endpoint: Zerenex effectively controls serum phosphorus in the EAP.

Serum Phosphorus (mg/dL)	Zerenex N=92	Placebo N=91
Week 52 Baseline, Mean (SD)	5.1 (1.2)	5.4 (1.5)
Week 56[1], Mean (SD)	4.9 (1.3)	7.2 (1.8)
Change from Baseline	-0.2	+1.8
LS Mean (SE) Treatment Difference[2] Treatment Difference P-Value[2]	-2.27 (0.21 p<0.0001)

[1]	Last observation carried forward was used for missing data.
[2]	The Least Squares (LS) Mean treatment difference and p-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Table 2: Serum phosphorus was controlled over the 52-week SAP. Subjects were titrated to goal (3.5 to 5.5 mg/dL). There was no statistical or clinical difference between the two groups in managing serum phosphorus over 52 weeks.

Serum Phosphorus (mg/dL) Mean (SD)[1]	Zerenex N=281	Active Control N=146
Day 0 (Study Baseline)	7.4 (1.6)	7.6 (1.7)
Week 12	5.4 (1.5)	5.3 (1.6)
Week 24	5.3 (1.6)	5.5 (1.5)
Week 36	5.2 (1.5)	5.3 (1.6)
Week 52	5.4 (1.6)	5.4 (1.6)

[1]	Last observation carried forward was used for missing data.

Table 3 – Secondary Endpoint: Zerenex increases serum ferritin as compared to Active Control.

Serum Ferritin (ng/mL) Mean (SD)[1]	Zerenex N=252	Active Control N=135
Day 0 (Study Baseline)	593 (293)	609 (308)
Week 12	751 (384)	649 (326)
Week 24	846 (416)	652 (304)
Week 36	862 (443)	631 (328)
Week 52 Treatment Difference P-Value[2]	898 (489 p<0.0001)	624 (361)

[1]	Last observation carried forward was used for missing data.
[2]	P-value of treatment difference is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Table 4 – Secondary Endpoint: Zerenex increases TSAT as compared to Active Control.

TSAT (%) Mean (SD)[1]	Zerenex N=252	Active Control N=135
Day 0 (Study Baseline)	31 (11)	31 (12)
Week 12	40 (16)	31 (12)
Week 24	40 (15)	31 (12)
Week 36	40 (16)	30 (11)
Week 52 Treatment Difference P-Value[2]	39 (17 p<0.0001)	30 (11)

[1]	Last observation carried forward was used for missing data.
[2]	P-value of treatment difference is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Dr. Lewis noted that TSAT and ferritin scores in the Zerenex arm achieved a statistical plateau, in regard to TSAT levels at Week 12 and to ferritin levels at Week 36, compared to Week 52 (end of the SAP).

Table 5 – Secondary Endpoint: Zerenex decreases IV Iron use as compared to Active Control.

Cumulative IV Iron Use	Zerenex N=272	Active Control N=137
Median Daily Intake (mg/day)[1]	1.86	3.84
% Decrease Treatment Difference P-Value[2]	-52 p<0.0001%

[1]	IV iron intake is calculated as the total IV iron intake during the study divided by the total number of days on study drug during the study.
[2]	P-value of treatment difference utilizes two-sided Wilcoxon Rank Sum Test.

Table 6: Zerenex reduces the need for IV Iron (p<0.0001) as compared to Active Control.

% of Subjects Off IV iron	Zerenex	Active Control
Last 9 Months of Study	42%	11%
Last 6 Months of Study	58%	24%

Table 7 – Secondary Endpoint: Zerenex decreases ESA use as compared to Active Control.

Cumulative ESA Use	Zerenex N=272	Active Control N=141
Median Daily Intake (units/day)[1]	756	993
% Decrease Treatment Difference P-Value[2]	-24 p<0.05%

[1]	ESA intake is calculated as the total ESA intake during the study divided by the total number of days on study drug during the study.
[2]	P-value of treatment difference utilizes two-sided Wilcoxon Rank Sum Test.

Table 8: Hemoglobin well-maintained with Zerenex in the SAP as compared to Active Control despite significantly lower IV iron and ESA use.

Hemoglobin (g/dL) Mean (SD)[1]	Zerenex N=245	Active Control N=132
Day 0 (Study Baseline)	11.6 (1.2)	11.7 (1.2)
Week 12	11.8 (1.4)	11.5 (1.3)
Week 24	11.6 (1.4)	11.4 (1.2)
Week 36	11.5 (1.4)	11.3 (1.2)
Week 52 Treatment Difference P-Value[2]	11.4 (1.5 P<0.05)	11.1 (1.4)

[1]	Last observation carried forward was used for missing data.
[2]	P-value of treatment difference is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Study Safety Results

Dr. Lewis indicated that Zerenex was safe and well-tolerated in the study and provided the below additional safety data.

Table 9: Zerenex arm incurred a lower rate of serious adverse events (SAEs) as compared to Active Control.

Deaths, SAEs and notable SAEs by System Order Class[1]	Zerenex	Active Control
Subjects exposed to Study drug (n)	289	149
Deaths, n (%)	13 (4.5%)	8 (5.4%)
Subjects with an SAE, n (%)	114 (39.4%)	73 (49.0%)
Infections and Infestations, n (%)	36 (12.5%)	27 (18.1%)
Vascular Disorders, n (%)	22 (7.6%)	14 (9.4%)
Gastrointestinal Disorders, n (%)	20 (6.9%)	18 (12.1%)
Cardiac Disorders, n (%)	20 (6.9%)	17 (11.4%)

[1]	Subjects may have more than one SAE.

Ron Bentsur, the Company’s Chief Executive Officer, commented, “The data presented at WCN corroborates the top-line data presented earlier this year and further highlights Zerenex’s highly-differentiated product profile. We believe that Zerenex, if approved, can potentially change practice patterns in dialysis and chronic kidney disease and improve patients’ lives.” Mr. Bentsur added, “We look forward to the presentations of additional data from the study at upcoming medical conferences.”

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Keryx has completed a U.S.-based Phase 3 clinical program for Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease, conducted pursuant to a Special Protocol Assessment (SPA) agreement with the FDA, and the New Drug Application filing with the FDA and the Marketing Authorization Application filing with the EMA are pending submission. Zerenex is also in Phase 2 development in the U.S. for the management of phosphorus and iron deficiency in anemic patients with Stages 3 to 5 non-dialysis dependent chronic kidney disease. In addition, Keryx’s Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. has filed its New Drug Application for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those relating to the results of clinical trials, and the clinical benefits to be derived from Zerenex (ferric citrate), as well as any business prospects for Zerenex, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: risks related to the timing for submission of the NDA and MAA and whether the FDA and EMA, respectively, will accept such submissions for review following submission and ultimately approve them; whether the FDA and EMA will concur with the our interpretation of our Phase 3 study results or the conduct of the study; whether, if Zerenex receives approval, it will be successfully distributed and marketed; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.